EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C Section 1350, as adopted) Ronald B. Cooper, the Chairman and principal financial officer of ImproveNet, Inc. (the “Company”) and Christopher A. Kendall, the Controller and principal accounting officer of the company, each hereby certifies that, to the best of his knowledge:

1.               The Company’s Quarterly Report on From 10-Q for the quarter ended September 30, 2002 to the which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of quarter covered by the Periodic Report and the results of operations of the Company for that quarter.

Dated:  November 15, 2002

/s/ Ronald B. Cooper
Ronald B. Cooper
Chairman and principal financial officer

/s/ Christopher A. Kendall
Christopher A. Kendall
Controller and principal accounting officer